Exhibit 10.1

AMENDMENT NO. 6 TO NOTE PURCHASE AGREEMENT

AMENDMENT NO. 6 dated as of June 18, 2004 (this “Amendment”) to the Committed Note Purchase and Security Agreement, dated as of May 10, 2002, as previously amended by Amendment No. 1 thereto, dated as of June 15, 2002, by Amendment No. 2 thereto, dated as of November 21, 2002, by Amendment No. 3 thereto, dated as of June 23, 2003, and by Amendment No. 4 thereto, dated as of May 14, 2004 (as amended, the “Note Purchase Agreement”), among NEW CENTURY FUNDING I, a Delaware statutory trust (the “Note Issuer” or the “Trust”), each Person party thereto as a Purchaser or a Noteholder from time to time, and UBS REAL ESTATE SECURITIES INC. (f/k/a UBS Warburg Real Estate Securities Inc.) as Agent for the Purchasers and the Noteholders (the “Agent”).

RECITALS

The Note Issuer has requested that the Agent agree to amend certain provisions of the Note Purchase Agreement as set forth in this Amendment. The Agent is willing to agree to such amendments, but only on the terms and subject to the conditions set forth below in this Amendment. These Recitals are hereby incorporated herein and made a part hereof for all purposes.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Note Issuer and the Agent hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, all capitalized terms herein shall have the respective meanings given for such terms in the Note Purchase Agreement.

2. Amendments. The following amendments to the Note Purchase Agreement shall apply as of the date hereof upon the execution of this Amendment by all the parties hereto:

(a) The defined term “Cash Equivalents” is hereby amended to read as follows:

“‘Cash Equivalents’ shall mean, at any time, (a) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of ninety (90) days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic Company rated at least “A-1+” or the equivalent thereof by S&P or “P-1” or the equivalent thereof by Moody’s, and in either case maturing within ninety (90) days after the day of acquisition, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least “A” by S&P or “A2” by Moody’s, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition, or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.”

(b) The defined term “Commitment Amount” in the Note Purchase Agreement is hereby amended to read as follows:

“‘Commitment Amount’ shall mean $1,500,000,000, subject to reduction from time to time as provided herein; provided, that if the making of any Note Purchase hereunder would result in the aggregate principal amount of Notes outstanding hereunder to exceed $2,000,000,000, then the maximum amount of such Note Purchase (and the Commitment Amount hereunder) will be reduced such that the total amount of Notes outstanding hereunder, together with notes outstanding and issued by the Issuer, will not exceed $2,000,000,000.”

The parties acknowledge that the $2,000,000,000 figure reflects an additional $500,000,000 which may be advanced to the Issuer as an uncommitted amount, in the sole and absolute discretion of the Agent.”

(c) The defined term “Late Certification Sub-Limit” is hereby amended to read as follows:

“Late Certification Sub-Limit” shall have the meaning ascribed to such term in the Pricing Side Letter.”

(d) The defined term “New Century Parties” is hereby amended to read as follows:

“New Century Parties” shall mean, collectively, New Century Financial, New Century Mortgage, New Century Capital Corporation and NC Residual II Corporation.

(e) The defined term “Seller” is hereby amended to read as follows:

“Seller” shall each of New Century Mortgage and NC Residual II Corporation, individually, and “Sellers” shall mean New Century Mortgage and NC Residual II Corporation, together.

All references in the Agreement to “the Seller” in the singular shall be to the Sellers in the plural or to “the related Seller,” as applicable.

(f) The defined term “Termination Date” is hereby amended to read as follows:

“Termination Date” shall mean June 21, 2004; provided that if the Note Issuer pays the facility fee due on June 21, 2004 and meets in all material respects all other requirements of the Transaction Documents, the Termination Date shall mean June 21, 2005; provided further, that if Note Issuer pays the facility fee due on June 21, 2005 and meets in all material respects all other requirements of the Transaction documents, the Termination Date shall mean June 21, 2006, or, in any case, such earlier date on which this Note Purchase Agreement shall terminate in accordance with the provisions hereof, including Section 13.16 hereof; provided, however, that subsequent commitments may be provided by the Investors to the Note Issuer by written agreement.”

(g) The defined term “Total Indebtedness” is hereby amended to read as follows:

“‘Total Indebtedness’ shall mean, at any time, the aggregate Indebtedness of any Person and its subsidiaries.” less, with respect to New Century Financial, the aggregate amount of any such Indebtedness that is reflected on the balance sheet of New Century Financial in respect of obligations incurred pursuant to a securitization transaction, solely to the extent such obligations are secured by the assets securitized thereby and are non-recourse to New Century Financial. With respect to New Century Financial, in the event that any Indebtedness would be excluded from the calculation of Total Indebtedness but for the existence of recourse, New Century Financial shall be entitled nonetheless to exclude the amount of such Indebtedness that is not subject to recourse. The amount of any recourse shall be the stated or determinable amount thereof or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by New Century Financial in good faith and in accordance with GAAP.”

(h) The defined term “Wet-Ink Sub-Limit” is hereby amended to read as follows:

‘“Wet-Ink Sub-Limit’ shall have the meaning ascribed to such term in the Pricing Side Letter.”

(i) The following new definitions shall be added in the Note Purchase Agreement in the appropriate alphabetical order as follows:

“‘Liquidity’ shall mean, for each relevant Person, the aggregate of all cash, Cash Equivalents, and Overcollateralization, less the amount of Restricted Cash owned by such Person.”

“‘Overcollateralization’ shall mean, as of any date of determination for any Person, the excess of (i) the collateral value of assets pledged by such Person to a lender under a committed warehouse or repurchase facility (after taking into account required haircuts) over (ii) the aggregate amount of the advances or loans made by the lender to the borrower under any such committed warehouse or repurchase facility.”

“‘Restricted Cash’ shall mean, all cash and Cash Equivalents that are subject to a Lien in favor of any Person other than the Agent on behalf of the Purchasers and Noteholders, that are required to be maintained by the such Person pursuant to a contractual obligation or as a result of the operation of law.”

(j) Section 9(k) of the Note Purchase Agreement is hereby amended to read as follows:

“(k) the Note Issuer, either Seller or any of the Note Issuer’s Affiliates shall be in default under any note, indenture, loan, guaranty, swap agreement or any other contract to which it is a party, which default permits the acceleration of the maturity of obligations, or, in the case of any swap agreement or other contract, permits its early termination, close-out or liquidation, by any other party to or beneficiary of such note, indenture, loan agreement, guaranty, swap agreement or other contract, in any case if the aggregate amount of the obligations accelerated or capable of being accelerated or due or that may become due as a result of the occurrence of such default, early termination, close-out or liquidation on any date under any one or more of such note, indenture, loan agreement, guaranty, swap agreement or other contract exceeds (in the aggregate) the lesser of (i) $10,000,000 and (ii) any lower amount applicable to such defaults as may cause an “event of default” under any Other Financing Documents.”

3. Representations and Warranties. To induce the Agent to enter into this Amendment, the Note Issuer hereby represents and warrants to the Agent that, after giving effect to the amendments provided for herein, the representations and warranties contained in the Note Purchase Agreement and the other Note Documents will be true and correct in all material respects as if made on and as of the date hereof and that no Default or Event of Default will have occurred and be continuing.

4. No Other Amendments. Except and to the extent expressly amended herein, the Note Purchase Agreement shall remain in full force and effect, without any waiver, or additional amendment or modification of any other provision thereof.

5. Expenses. The Note Issuer hereby agrees to cause the Administrator to pay and reimburse the Agent for all of the reasonable out-of pocket costs and expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of Dewey Ballantine LLP, counsel to the Agent.

6. Governing Law. This Amendment, in all respects, shall be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance, without regard to principles of conflicts of law.

7. Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute but one and the same instrument.

8. Merger and Integration. Upon execution of this Amendment by the parties to the Agreement, this Amendment shall be incorporated into and merged together with the Agreement. Except as provided herein, all provisions, terms and conditions of the Agreement shall remain in full force and effect and the Agreement as hereby amended is further ratified and reconfirmed in all respects.

9. Voting Rights. For the convenience of cross-referencing, reference is hereby made to that certain direction letter of even date herewith (the “Direction Letter”) wherein New Century Mortgage Corporation, as the Administrator of New Century Funding I under the Administration Agreement and the Depositor under the Trust Agreement, (a) directs Wilmington Trust Company to take all such action with respect to the Trust as is consistent with the terms and conditions of each of the Agreement and the Trust Agreement and (b) thereby represents and warrants that (i) it is the holder of the majority of Voting Rights (as defined in the Trust Agreement) and (ii) the actions to be taken by Wilmington Trust Company pursuant to the Direction Letter and hereunder are authorized by, and do not conflict with, the Transaction Documents.

10. Liability. It is expressly understood and agreed by the parties that (a) this Amendment is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding the Trust with respect thereto, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressly or impliedly contained herein, and the right to claim any and all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust hereunder or under any other related documents. Nothing expressed or implied in the preceding sentence, however, shall alter the terms and conditions of Section 5.1 of the Trust Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 6 to the Note Purchase Agreement to be duly executed and delivered as of the date specified above.

NOTE ISSUER

NEW CENTURY FUNDING I

By:	WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement

By:	/s/ MARY KAY PUPILLO
Name: Mary Kay Pupillo
Title: Assistant Vice President

Address for Notices:

New Century Funding I
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Administration
Telecopy No.: 302-636-4140 or 302-636-4141
Telephone No.: 302-651-1000

With a copy to:

New Century Funding I
c/o New Century Mortgage Corporation
18400 Von Karman,
Suite 1000
Irvine, California 92612
Attention: Ralph Flick, Esq.
Telecopier No.: 949-440-7033
Telephone No.: 949-863-7243

AGENT

UBS REAL ESTATE SECURITIES INC.

By:	/s/ ROBERT CARPENTER
Name: Robert Carpenter
Title: Director

By:	/s/ GEORGE A. MANGIARACINA
Name: George A. Mangiaracina
Title: Managing Director

Address for Notices:

1285 Avenue of the Americas
New York, New York 10019
Attention: Robert Carpenter
George A. Mangiaracina
Telecopier No: 212-713-9597
Telephone No: 212-713-2000

PURCHASER AND NOTEHOLDER

UBS REAL ESTATE SECURITIES INC.

By:	/s/ ROBERT CARPENTER
Name: Robert Carpenter
Title: Director

By:	/s/ GEORGE A. MANGIARACINA
Name: George A. Mangiaracina
Title: Managing Director

[Signature page for Amendment No. 6 to Note Purchase Agreement]

Address for Notices:

1285 Avenue of the Americas
New York, New York 10019
Attention: Robert Carpenter
George A. Mangiaracina
Telecopier No: 212-713-9597
Telephone No: 212-713-2000